Exhibit 99.1

FDA ADVISORY COMMITTEE PROVIDES OPINION ON ORITAVANCIN FOR THE

TREATMENT OF COMPLICATED SKIN AND SKIN STRUCTURE INFECTIONS

CAMBRIDGE, MA – November 19, 2008 – Targanta Therapeutics Corporation (Nasdaq: TARG) today announced that oritavancin, the Company’s investigational antibiotic therapy for the treatment of complicated skin and skin structure infections (cSSSI) caused by gram-positive pathogens, including methicillin resistant Staphylococcus aureus (MRSA), received a mixed review from the United States Food and Drug Administration’s (FDA) Anti-Infective Drugs Advisory Committee.

During today’s meeting, the Advisory Committee voted 11-6 (with one abstaining) that clinical study ARRI independently provides evidence of the effectiveness of oritavancin for cSSSI. The Advisory Committee voted 8 to 10 (against) that clinical study ARRD independently provides evidence of the effectiveness of oritavancin for cSSSI. Finally, the Advisory Committee voted by a narrow margin of 8-10 (against) that the data presented demonstrate the safety and effectiveness of oritavancin for the treatment of cSSSI.

Mark Leuchtenberger, President and CEO of Targanta, commented, “We obviously are disappointed with the recommendation of the Advisory Committee, but we firmly believe that oritavancin’s safety profile to-date and its unique pharmacokinetic profile confirm its potential to change treatment paradigms in cSSSI and other serious bacterial infections. We will continue our discussions with the FDA as it completes its review of oritavancin.”

While the Advisory Committee’s recommendation is not binding, the Advisory Committee’s guidance will be considered by the FDA in its review of the New Drug Application (NDA) that Targanta submitted for oritavancin in February 2008. The target PDUFA date for oritavancin is December 8, 2008.

****************CONFERENCE CALL & WEBCAST INFORMATION******************

Targanta will host a conference call and live audio webcast to discuss the recommendation of the Advisory Committee

WHEN: November 20, 2008 at 8:00 a.m. ET

LIVE DOMESTIC & CANADA CALL-IN: 877-407-9210

LIVE INTERNATIONAL CALL-IN: 201-689-8049

24-HOUR REPLAY DOMESTIC & CANADA: 877-660-6853

24-HOUR REPLAY INTERNATIONAL: 201-612-7415

REPLAY PASSCODES (BOTH REQUIRED FOR PLAYBACK):

ACCOUNT #: 266, CONFERENCE ID #: 303975

The call will also be webcast live, listen only, via the internet at: www.targanta.com.

Replay will be available on Targanta’s website for 30 days.

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About Oritavancin

Oritavancin is a novel semi-synthetic lipoglycopeptide antibiotic candidate with potent bactericidal (killing) activity against a broad spectrum of gram-positive bacteria, including methicillin-resistant Staphylococcus aureus, or MRSA. These types of resistant infections have created a market that IMS Health estimated to be over one billion dollars in the U.S. in 2007 and growing rapidly. In its intravenous (IV) formulation, the product candidate has been tested in over 1,900 individuals and has completed two Phase 3 studies for the treatment of complicated skin and skin structure infections (cSSSI) in which the primary endpoints were met. The NDA dossier includes data from more than 2,100 individuals and in vitro activity data on oritavancin against more than 9,000 clinical bacterial isolates, including a broad range of gram-positive strains resistant to commonly used antibiotics such as oxacillin, methicillin, vancomycin, daptomycin, and linezolid.

About Targanta Therapeutics

Targanta Therapeutics Corporation (Nasdaq: TARG) is a biopharmaceutical company focused on developing and commercializing innovative antibiotics to treat serious infections in the hospital and other institutional settings. The Company’s pipeline includes an intravenous version of oritavancin, a semi-synthetic lipoglycopeptide antibiotic currently awaiting U.S. and EU regulatory approval and a program to develop an oral version of oritavancin for the possible treatment of Clostridium difficile infection. The Company has operations in Cambridge, MA, Indianapolis, IN, and Montreal, Québec, Canada. For more information on Targanta, visit www.targanta.com.

Safe Harbor Statement

This press release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These are statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “potential,” “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” “hope” and similar expressions. Such statements include, but are not limited to, oritavancin’s potential to change treatment paradigms in cSSSI and other serious bacterial infections. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in Targanta’s filings with the Securities and Exchange Commission. The risks and uncertainties referred to above include, but are not limited to, delays in obtaining or a failure to obtain regulatory approval for Targanta’s product candidates; unfavorable clinical trial results; Targanta’s potential inability to initiate and complete pre-clinical studies and clinical trials for its product candidates; the possibility that results of pre-clinical studies are not necessarily predictive of clinical trial results; and those other risk factors that are described more fully in the Company’s filings with the Securities and Exchange Commission. Targanta does not undertake any obligation to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release.

Contact:

Susan Hager

Vice President, Investor Relations and Corporate Communications

Targanta Therapeutics Corporation

(617) 577-9020 x217

shager@targanta.com

Media

Tony Russo, Ph.D., or Robert Flamm, Ph.D.

Russo Partners, LLC

(212) 845-4251

tony.russo@russopartnersllc.com

robert.flamm@russopartnersllc.com